UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Meadows Corporate Park I, 12510 Prosperity Dr., Suite #310, Silver Spring, MD	20904
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(240) 696-6859

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 21, 2012, the Registrant, Nuvilex, Inc. (“Nuvilex”), a Nevada corporation, purchased 100% of the shares of Austrianova Singapore Pte. Ltd. (ASPL) in exchange for 100,000,000 shares of restricted Nuvilex common stock. A copy of the Asset Purchase Agreement, dated May 26, 2011, is attached hereto as Exhibit 2.1.

Under the terms of the Asset Purchase Agreement, the Nuvilex and ASPL shares are held in escrow until the completion of Nuvilex’s financing obligations.  The Asset Purchase Agreement, as amended, provides that Nuvilex will fund future ASPL operations in the amount of $2.5 million with a target date to complete the funding by December 31, 2012. Nuvilex will continue current funding of $60,000 monthly in operating capital until the overall funding is completed.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Under the terms of the Asset Purchase Agreement mentioned in Item 2.01, the Nuvilex and ASPL shares are held in escrow until the completion of Nuvilex’s financing obligations under the Agreement. The Asset Purchase Agreement requires that Nuvilex provide operating capital to ASPL in the amount of $2.5 million on or before December 31, 2012, unless extended by the parties, together with monthly maintenance payments of $60,000 until the $2.5 million operating capital is fully funded.  In the event Nuvilex is unable to provide the ongoing operating capital, or fund the monthly maintenance payments, then Nuvilex would be given credit for amounts paid in the form of a percentage of ownership of ASPL.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Asset Purchase Agreement mentioned in Item 2.01, the Company issued 100,000,000 shares of unregistered, restricted common stock to the owners of Austrianova Singapore Pte. Ltd.  The shares were issued under Rule 144 of the Securities Act of 1933.

ITEM 9.01

 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Document	Location
2.1 2.1.1 2.1.2 2.1.3 2.1.4	Asset Purchase Agreement Asset Purchase Agreement Addendum, Number 1 Asset Purchase Agreement Addendum, Number 2 Share Certificate Certificate of Stamp Duty	Filed herewith Filed herewith Filed herewith Filed herewith Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVILEX, INC.

(Registrant)

Date: June 27, 2012

/s/ Robert F. Ryan

Robert F. Ryan, M.S., Ph.D.

Chief Executive Officer